Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 5, 1999 accompanying the financial statements of 800 Travel Systems, Inc. that is included in the Company's Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statement of 800 Travel Systems, Inc. on Form S-8 (File No. 333-68973, effective December 15,
1998).

GRANT THORNTON LLP

Tampa, Florida
March 5, 1999